                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              KMG Chemicals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                               KMG CHEMICALS, INC.
                             10611 HARWIN, SUITE 402
                              HOUSTON, TEXAS 77036

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

         The Annual Meeting of Shareholders of KMG Chemicals, Inc., a Texas corporation (the "Company"), will be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 on November 22, 1999 at 10:00 a.m.:

         1. To elect five (5) directors to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

         2. To ratify the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company for fiscal year 2000; and

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Shareholders of record at the close of business on October 15, 1999 are entitled to notice of and to vote at this Annual Meeting of Shareholders or any adjournment or postponement thereof.

         All shareholders are cordially invited and urged to attend the Annual Meeting of Shareholders in person. EVEN IF YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ADDRESSED ENVELOPE. A return of a blank proxy will be deemed a vote in favor of the proposals contained in the Proxy Statement. If you attend, you may vote in person if you wish, even though you have sent in your proxy.

                                       By Order of the Board of Directors,



                                       Fred C. Leonard III, Secretary
                                       October 26, 1999

                               KMG CHEMICALS, INC.
                             10611 HARWIN, SUITE 402
                              HOUSTON, TEXAS 77036

                                 PROXY STATEMENT

         This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of KMG Chemicals, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on November 22, 1999, at 10:00 a.m., at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, and any adjournment or postponement thereof.

         The matters to be considered and acted upon at the Annual Meeting are described in the foregoing Notice of Annual Meeting and this Proxy Statement. This Proxy Statement and the related form of proxy are being mailed on or about October 29, 1999 to all shareholders of record as of October 15, 1999 (the "Record Date"). Shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented by proxies will be voted as described in this Proxy Statement or as otherwise specified by a shareholder. With respect to the election of directors, a shareholder may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. With respect to the other proposals contained herein, a shareholder may, by checking the appropriate box on the proxy: (i) vote for the proposal; (ii) vote against the proposal; or (iii) abstain from voting on the proposal.

         Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company, (ii) executing and delivering a proxy bearing a later date or (iii) appearing at the Annual Meeting and voting in person.

         If the proxy in the accompanying form is properly executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions thereon. If no instructions are given on the matters to be acted upon, the shares represented by the proxy will be voted: (i) for election of the directors nominated herein; (ii) for the ratification of the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company for fiscal year 2000; and (iii) in the discretion of the proxy holders as to any business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

                                  VOTING RIGHTS

         Only holders of record of outstanding shares of Common Stock at the close of business on the Record Date are entitled to one vote for each share held on all matters coming before the Annual Meeting or any adjournment or postponement thereof. There were 7,000,169 shares of Common Stock outstanding and entitled to vote on the Record Date.

                               VOTING REQUIREMENTS

         To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock entitled to vote and represented at the Annual Meeting in person or by proxy. To ratify the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company, the affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote and represented at the Annual Meeting in person or by proxy is required.

                              ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

         The nominees for directors are the current directors. Each director of the Company will serve until the next annual meeting of shareholders or until his successor is elected and qualified. Set forth below is a description of the backgrounds of the nominees for director.

         DAVID L. HATCHER, age 56, has served as a director and President of the Company since its acquisition of KMG-Bernuth, Inc. ("KMG") in October 1996. Mr. Hatcher has also served as a director and President of KMG since 1985. Mr. Hatcher has worked in the wood treating industry since 1980 for predecessors and affiliates of KMG in various capacities, including engineer, general manager and President. Mr. Hatcher is also an officer and director of KMG de Mexico, S.A. de C.V., KMG's subsidiary.

         BOBBY D. GODFREY, age 60, has served as a director and Vice President of the Company since its acquisition of KMG in October 1996. Mr. Godfrey has also served as a director and Vice President of KMG since 1985.

         CHARLES M. NEFF, JR., age 53, has served as a director of the Company since its acquisition of KMG in October 1996. Mr. Neff also served as a director of KMG from 1991 until 1997 and served as Treasurer of KMG from 1993 until 1997. Mr. Neff served as the Chief Executive Officer and President of Houston National Bank, N.A. from 1988 to 1998 and is currently a director and Chief Executive Officer of Sterling Bank-Bayou Bend and President of National Health Capital, Ltd.

         FRED C. LEONARD III, age 54, has served as a director and Secretary of the Company since its acquisition of KMG in October 1996. Mr. Leonard also served as a director of KMG from 1992 until 1997 and served as the Secretary of KMG since 1993. Mr. Leonard has served as the Chairman of the Board, Chief Executive Officer and President of Valves Incorporated of Texas, Inc., a manufacturing company located in Houston, Texas since 1972. Mr. Leonard also currently serves as the Chairman of the Board and Treasurer of Agrimpex, Inc., a company that acts as a manufacturers' representative promoting sales of equipment and services in Turkey, and as Secretary of North Star Tours, Inc., a travel agency specializing in tours to Turkey.

         GEORGE W. GILMAN, age 55, has served as a director of the Company since its acquisition of KMG in October 1996 and also served as a director of KMG from 1995 until 1997. Mr. Gilman has served as the Chief Executive Officer, President and as a director of Commerce Securities

Corporation, a National Association of Securities Dealers, Inc. member firm, since 1982. He practiced law with the law firm of George Gilman, P.C. from 1986 to 1998 and since 1998 has practiced with the law firm of Wilbanks and Gilman, P.C.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has two committees, an Audit Committee and a Compensation Committee, each composed of at least two independent directors. The Audit Committee, composed of Messrs. Leonard, Neff and Gilman, makes recommendations to the Board of Directors regarding the independent public accountants of the Company and the annual audit of the Company's financial statements and accounts. The Compensation Committee, composed of Messrs. Leonard, Neff and Hatcher, makes recommendations to the Board of Directors regarding compensation for the Company's executive officers, directors, employees and agents. During fiscal 1999, the Audit Committee held two meetings and the Compensation Committee held one meeting.

COMPENSATION OF DIRECTORS

         Each director, including directors who were employees of the Company, received a fee in fiscal 1999 for attending meetings of the Board of Directors. The fee was $400 for each monthly meeting until February 1999 when the fee changed to $500 for each meeting. The fee for the annual meeting was $1,000. Directors of KMG also received a fee of $350 for each meeting. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings and for other expenses incurred in performing in their capacity as directors. During fiscal 1999 the Board of Directors of the Company held twelve meetings and the board of directors of KMG held one meeting. The Board of Directors has determined that in fiscal 2000 it will meet quarterly and that a fee of $1,500 will be paid for attending those meetings.

MANAGEMENT

         Set forth below is a description of the backgrounds of certain significant employees of the Company and KMG in addition to Messrs. Hatcher and Godfrey, whose backgrounds are described above.

         THOMAS H. MITCHELL, age 55, has served as KMG's Vice President since 1994. Mr. Mitchell has been employed by KMG since 1988 in various capacities, including general sales manager and since July, 1998 General Manager.

         JACK VERNIE, age 55, has served as Controller of the Company since its acquisition of KMG in October 1996. Mr. Vernie has also served as Controller of KMG since 1994. Prior to his employment with KMG, Mr. Vernie served as Controller of Golden West Refining Company, a petroleum refining company located in Santa Fe Springs, California, from 1983 to 1993.

EXECUTIVE COMPENSATION

         The following table sets forth the cash and non-cash compensation paid to its chief executive officer, its other most highly compensated executive officer and an executive officer of a subsidiary of the Company for the fiscal years ended July 31, 1999, 1998 and 1997. None of the Company's other officers or directors received cash or non-cash compensation in excess of $100,000 for the fiscal year ended July 31, 1999.

                           SUMMARY COMPENSATION TABLE


                                                                      SHARES
                                                  ANNUAL            UNDERLYING
NAME AND                                     COMPENSATION (1)         OPTIONS         ALL OTHER
PRINCIPAL POSITION                YEAR      SALARY       BONUS        GRANTED      COMPENSATION (2)
David L. Hatcher..............    1999     276,350      181,363                        22,017
President                         1998     276,250      147,300                        30,150
                                  1997     274,625      147,000                        31,891

Bobby D. Godfrey..............    1999      82,750        6,000                         3,308
Vice President                    1998      81,250      148,281        1,000           14,869
                                  1997      84,241        2,000                        12,325

Thomas H. Mitchell............    1999     125,000       63,171       15,000            5,027
Vice President (KMG               1998      97,950       28,000        7,500            5,492
only)                             1997      95,687       17,000                         2,819


         (1) Salary includes directors' fees paid to each of Mr. Hatcher and Mr. Godfrey for serving as directors of the Company and KMG.

         (2) Includes payments made by the Company under its 401(k) Profit Sharing Plan and for David L. Hatcher the economic benefit of premiums paid by the Company under certain split dollar life insurance agreements. In fiscal 1999, the economic benefit of the split dollar agreements for Mr. Hatcher was $15,957.


                        OPTION GRANTS IN FISCAL YEAR 1999

                                    SHARES OF
                                   COMMON STOCK      PERCENT OF TOTAL
                                    UNDERLYING          GRANTED TO        EXERCISE PRICE    EXPIRATION
NAME                             OPTIONS GRANTED        EMPLOYEES             ($/SH)           DATE
Thomas H. Mitchell............       15,000               60.0%               5.125             (1)

         (1) Options expire ten years after becoming vested. Vesting is twenty percent of the total shares per year and the vesting period begins on the date of grant, September 16, 1998.

      AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1999 AND FISCAL YEAR-END VALUES

                                                                                          VALUE OF
                                                                     NUMBER OF          UNEXERCISED
                                                                    UNEXERCISED         IN-THE-MONEY
                                                                   OPTIONS FY99:          OPTIONS:
                                          SHARES ACQUIRED ON     (#) EXERCISABLE/     ($) EXERCISABLE/
NAME                                         EXERCISE (#)          UNEXERCISABLE       UNEXERCISABLE
Bobby D. Godfrey...................               0                   1,000/0             $500/$0
Thomas H. Mitchell.................               0                45,171/21,000       $209,086/$375


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of September 30, 1999 with regard to the beneficial ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of 5% or more of its outstanding Common Stock, (ii) the executive officers and directors of the Company individually and (iii) the officers and directors of the Company as a group. All addresses are in care of the Company, 10611 Harwin Drive, Suite
402, Houston, Texas 77036.

                                                               NUMBER OF
         NAME                                                 SHARES OWNED     PERCENT
         David L. Hatcher..................................     5,073,003       72.47
         Bobby D. Godfrey (2)..............................       434,497        6.21
         Fred C. Leonard III (1) (2).......................       954,500       13.63
         George W. Gilman (2) .............................         2,000         .03
         Charles M. Neff, Jr.(2)...........................        23,237         .33
         Thomas H. Mitchell (KMG executive
         officer) (2) .....................................        48,171         .68
         Directors and executive officers as a group
         (6 persons) ......................................     6,535,408       92.67


         (1) Includes shares held by Valves Incorporated of Texas, Inc., a company in which Mr. Leonard is an officer and a principal shareholder.

         (2) The ownership shown in the table includes shares of Common Stock that may be acquired within 60 days on the exercise of outstanding stock options under the Company's 1996 Stock Option Plan as follows: Mr. Godfrey - 1,000 shares, Mr. Leonard - 1,000 shares, Mr. Gilman - 1,000 shares, Mr. Neff - 1,000 shares and Mr. Mitchell - 48,171 shares; and for the entire group - 52,171 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, the Company knows of no failure in Section 16(a) beneficial ownership reporting compliance except that due to an inadvertent administrative oversight Mr. Neff's Form 4 for August, October and December 1998 reporting five purchases and Mr. Godfrey's Form 5 reporting six previously unreported gifts were filed late.

TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS AND OTHERS

         In August, 1998, the Company purchased for $200 thousand a participation in a loan by Sterling Bank to National Health Capital, Ltd. ("NHC"), a limited partnership engaged in purchasing medical receivables. In November, 1998, the Company made a further loan of $200 thousand to NHC. At the time of these transactions, Messrs. Hatcher, Neff and Gilman were directors of the general partner of NHC, Messrs. Hatcher and Neff each 8% limited partners in NHC and Mr. Neff was president of NHC. NHC ceased operations in 1999 and is now in the process of recovering on its assets and winding up its business. Both loans have been modified and renewed. The participation loan bears no interest and is due on August 20, 2000. The second loan bears interest at 12% per annum and is due on September 30, 2000. The participation loan has been partially guaranteed by Mr. Neff and both the participation loan and the second loan have been guaranteed by Mr. Hatcher. At the end of fiscal 1999, the aggregate balance owing on the two loans was $325 thousand.

         The Company loaned $200 thousand to David L. Hatcher in fiscal 1998. That indebtedness was renewed, extended and modified as of May, 1999 and is payable in seven annual installments of approximately $29 thousand plus interest at eight percent (8%) per annum. As of the end of fiscal 1999, accrued interest on the note was approximately $21 and the principal balance was $200 thousand.

         The Company also loaned $218 thousand to Mr. Hatcher in fiscal 1992. That indebtedness plus advances in subsequent fiscal years is evidenced by an unsecured promissory note dated July 15, 1994 in the principal amount of approximately $253 thousand. The promissory note provides for semimonthly payments of $1 thousand, including interest at 6.5% per year, beginning on January 15, 1995. The amount owing under the promissory note was approximately $237 thousand and $245 thousand at the end of fiscal years 1999 and 1998, respectively.

         In February 1998, the split dollar insurance agreement between the Company and Mr. Godfrey was terminated. The Company released the collateral assignment of the insurance policy bought under the plan on Mr. Godfrey and he signed a non interest bearing promissory note payable to the Company for $170,899.54, the amount of insurance premiums paid on behalf of Mr. Godfrey by the Company under the split dollar insurance plan. Premiums of approximately $39 thousand and $77 thousand were paid by the Company in fiscal years 1999 and 1998, respectively.

         Mr. Godfrey entered into an employment agreement with the Company in February 1998 having a term of seven years and containing a covenant not to compete.

                       PROPOSAL TO RATIFY THE APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP as independent accountants and auditors to conduct the annual audit of the Company's accounts for the fiscal year 2000. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment in light of the important role played by the independent auditors in maintaining the integrity of the Company's financial controls and reporting. If ratification of the appointment is not approved, the Board of Directors will reconsider the appointment.

         Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire. They will be available to respond to appropriate questions from shareholders at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS AND AUDITORS.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Any shareholder who intends to present a proposal at the 2000 Annual Meeting of Shareholders must file such proposal with the Company by June 30, 2000, for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no matters other than those stated above which are to be brought before the Annual Meeting. However, if any such other matters should be presented for consideration and voting, the persons named in the proxy to vote thereon will do so in accordance with their judgment.

By Order of the Board of Directors,



Fred C. Leonard III
Secretary